Exhibit 99.1
Global Water Resources Appoints David Rousseau to Board of Directors

PHOENIX, AZ – February 19, 2019– Global Water Resources, Inc. (NASDAQ: GWRS), (TSX: GWR), a pure-play water resource management company, has appointed David Rousseau to its board of directors.

"David brings to our board exceptional senior-level experience specific to utilities and water resources," said Ron Fleming, chairman, president and CEO of Global Water. "As a fourth-generation Arizonan, he has deep roots in the state, including with many metropolitan Phoenix communities and industries. David’s utility background coupled with his Arizona roots will benefit our company as we fulfill our mission to be an industry leader in water resource management and customer service, and as we pursue strategic growth opportunities."

Rousseau has served since 2010 as the president of Salt River Project (SRP), a community-based, not-for-profit company providing water and electric power to more than 2 million people in Central Arizona. SRP is the largest provider of electricity in the greater Phoenix metropolitan area as well as the area’s largest supplier of wholesale water, delivering about 800,000 acre-feet annually to municipal, urban and agricultural water users. Earlier, Rousseau served on the SRP Council and board of directors for 20 years.

"I’m excited to join Global Water during this period of growth and expansion, both for the company and the state," commented Rousseau. "The company enjoys many great opportunities that are supported by the increasing demand for innovative water and wastewater services in a fast-growing metropolitan area. I’ve also been impressed by the company’s implementation of Total Water Management, a holistic approach of achieving meaningful conservation within the communities they serve."

Rousseau began his career as co-founder of Rousseau Farming Company, which grew to more than 10,000 acres and became one of the largest produce suppliers in Central Arizona.

Rousseau serves on the boards of the Banner Health Foundation, The Nature Conservancy, and the Phoenix Art Museum. He is also involved with the Greater Phoenix Economic Council, Partnership for Economic Innovation and Arizona Super Bowl Host Committee. He holds a degree in agricultural business from the University of Arizona.

About Global Water Resources
Global Water Resources, Inc. is a leading water resource management company that owns and operates 12 utilities which provide water, wastewater, and recycled water services. The company’s service areas are located primarily in growth corridors around metropolitan Phoenix. Global Water recycles nearly 1 billion gallons of water annually.

The company has been recognized for its highly-effective implementation of Total Water Management (TWM), an integrated approach to managing the entire water cycle by owning and operating water, wastewater and recycled water utilities within the same geographic area to maximize the beneficial use of recycled water. TWM conserves water by using the right water for the right use and helps protect water supplies in water-scarce areas experiencing population growth. To learn more, visit www.gwresources.com.

Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements which reflect the company's expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning, future net income growth, our strategy, acquisition plans, our dividend policy, trends relating to population growth, active connections, regulated revenue, housing permit projections, expected effect due to tax reform, and other statements that are not historical facts as well as statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", or the negative of these terms, or other words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to a number of risks, uncertainties, and assumptions, most of which are difficult to predict and many of which are beyond our control. Actual results may differ materially from these expectations due to changes in political, economic, business, market, regulatory, and other factors. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views as of the date hereof. Factors that may affect future results are disclosed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the "SEC"), which are available at the SEC's website at www.sec.gov. This includes, but is not limited to, our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 which were filed with the SEC. We undertake no obligation to publicly update any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

Company Contact:
Michael J. Liebman
SVP and CFO
Tel (480) 999-5104
mike.liebman@gwresources.com

Investor Relations:
Ron Both, CMA
Tel (949) 432-7566
GWRS@cma.team

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